                                                                   EXHIBIT 10.32

                    SEPARATION AGREEMENT AND WAIVER OF CLAIMS

         THIS AGREEMENT AND WAIVER OF CLAIMS (hereinafter "Agreement") is made and entered into by and between Nick Catania ("Employee"), and Aquis Communications Group Inc.("Aquis" or "Employer"). Employer and Employee may also be referred to collectively as "the Parties."

                                   WITNESSETH

         WHEREAS, the Employer and the Employee have agreed that the Employee's employment should be separated,

         WHEREAS, the Employee and the Employer have agreed upon mutual terms and conditions attendant to such separation and have considered the terms and obligations under a certain employment agreement ("Employment Contract") between the Parties dated January 4, 2000, and an option agreement (Option Agreement) and an addendum/amendment to such Option Agreement and the Employment Agreement, and

         WHEREAS, the Parties agree that this document shall serve as the required written notice under 2 (C) of the Employment Contract, and

         WHEREAS, the Parties wish to resolve all differences and outstanding issues between them subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and intending to be legally bound hereby, it is agreed as follows:

1. The Employee will continue to receive wages as set forth in the Employment Contract until the end of the Employment Contract term of December 31, 2000, at the same time that the Employer pays its regular workforce. All amounts paid will be considered wages and the gross amount will be reduced by appropriate tax deductions such as state federal and/or local taxes and applicable FICA/FUTA, hereinafter "Separation Amount." The Employee and his family shall receive continuation of health care benefits, paid by Employer, through June 30, 2001, consistent with the existing health care benefits received by Employee. The Employer also shall reimburse the Employee for all reasonable documented out-of-pocket expenses incurred by the Employee (including reasonable counsel fees) in connection with his separation of employment and this Agreement.


2. The Employer acknowledges and confirms that the Employee is vested with respect to the option (the "Option") to purchase 300,000 shares (the "Vested Shares") of the Company's Common Shares at an option price of seventy-five cents ($0.75) per share granted pursuant to the Stock Option Agreement between the Employer and the Employee and that the Option is fully exercisable in accordance with the Stock Option Agreement as amended hereby. Within 30 days of this Agreement, the Employer shall file an appropriate registration statement with the Securities and Exchange Commission covering the purchase by the Employee of all or any of the Vested Shares pursuant to the exercise of all or any portion of the Option. The Employer shall take such further action as shall be necessary to cause the registration statement to become effective and remain so until the Option is exercised or expires. Further, and notwithstanding any provisions to the contrary in Company's Stock Option Plan or in any agreements between the Employer and the Employee, the Employee shall have five (5) years from the date the registration statement covering the Vested Shares becomes effective to exercise the Option and purchase the

Vested Shares and the Stock Option Agreement shall and hereby is amended to reflect the foregoing.

3. The Parties agree that a Press Release in the form of Exhibit A attached hereto will be jointly issued by the Parties, and the Parties contemplate that it is likely, given the timing of events, that the press release issuance shall occur prior to the execution of this Agreement. If the press release is issued before the execution and the period for revocation occurs, the Parties agree that neither shall perform any act that shall negate or call into question the contents of the release. However, if the parties are unable to agree on this Agreement or an execution does not occur or the executed document is revoked within the time frame permitted, the parties agree that each may make their own statement to the press. The Parties agree that an agreement on the content of a press release and the issuing of a joint press release has great value for each of them.

         The Employee agrees that some of the benefits contained and provided for herein represent sums of money and services that the Employee is entitled to receive only by virtue of the execution of this Agreement. Employee acknowledges that the foregoing consideration is provided by the Employer in exchange for his waiver of claims and other covenants and promises as outlined below and is in addition to anything of value to which the Employee is already entitled.


4. As a material inducement for the Employer to enter into this Agreement, Employee hereby agrees, acknowledges and promises to forego and waive any and all rights he may have to file a claim, action, complaint, controversy, cause of action, lawsuit, charge, complaint, suit, demand or petition ("claim" or "claims") in a court of law against the

Employer, the Employer's owners, stockholders, predecessors, successors, assigns, agents, directors, officers, current and former employees, representatives, attorneys, divisions, groups, subsidiaries, affiliates and parent companies, as well as any parent companies' owners, stockholders, predecessors, successors, assigns, agents, directors, officers, current and former employees, representatives, attorneys, divisions, groups, subsidiaries and affiliates, and all persons acting by, through, under, or in concert with any of them, or any of them, (collectively, "Releasees") for any rights, claims or entitlements Employee claims to have against the Employer and/or Releasees, known and/or unknown, choate and/or inchoate, which Employee may now have, own, or hold, or claim to have, own or hold, or which Employee at any time heretofore had, owned or held, or claimed to have, owned, or held, or which Employee at any time may have, own, or hold, or claim to have, own or hold against the employer and/or Releasees, from the beginning of time to the date of this Agreement, by reason of any claims arising from or related to Employee's employment relationship with the Employer or otherwise, any affiliate of the Employer and/or Releasees, and termination of that employment relationship and any matters or allegations or otherwise, including any claims arising from any alleged violation by Releasees of any federal, state or local statutes, regulations, ordinances or common law causes of action in law and in equity, (and all associated claims for attorneys' fees) including but not limited to:


I. THE FEDER AL AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, WHICH, AMONG OTHER THINGS, PROHIBITS DISCRIMINATION IN EMPLOYMENT ON ACCOUNT OF A PERSON'S AGE;

II. TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED, WHICH, AMONG OTHER THINGS, PROHIBITS DISCRIMINATION IN EMPLOYMENT ON ACCOUNT OF A PERSON'S RACE, COLOR, RELIGION, SEX, OR NATIONAL ORIGIN;

III. 42 U.S.C. SECTION 1981, AS AMENDED, WHICH, AMONG OTHER THINGS, PROHIBITS CERTAIN RACE DISCRIMINATION;

IV. THE FEDERAL EQUAL PAY ACT OF 1963, WHICH, AMONG OTHER THINGS, PROHIBITS, UNDER CERTAIN CIRCUMSTANCES, DISCRIMINATION IN PAY ON THE BASIS OF SEX;

V. THE FEDERAL EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, WHICH, AMONG OTHER THINGS, REGULATES PENSION AND WELFARE PLANS AND, WHICH, AMONG OTHER THINGS, PROHIBITS INTERFERENCE WITH INDIVIDUAL RIGHTS PROTECTED UNDER THE STATUTE;

VI. THE AMERICANS WITH DISABILITIES ACT, AS AMENDED, WHICH, AMONG OTHER THINGS, PROHIBITS DISCRIMINATION RELATING TO EMPLOYMENT ON ACCOUNT OF A PERSON'S HANDICAP OR DISABILITY;

VII. THE FAMILY AND MEDICAL LEAVE ACT, WHICH, AMONG OTHER THINGS, PROHIBITS TAKING ADVERSE EMPLOYMENT ACTIONS AGAINST ELIGIBLE EMPLOYEES TAKING LEAVE FROM WORK FOR THE BIRTH AND CARE OF A CHILD; PLACEMENT OF AN ADOPTED OR FOSTER CHILD; THE CARE OF A PARENT, SPOUSE OR CHILD WITH A SERIOUS HEALTH CONDITION; OR THE CARE OF THE EMPLOYEE'S OWN SERIOUS HEALTH CONDITION;

VIII. EXECUTIVE ORDER 11246 (APPLICABLE TO FEDERAL GOVERNMENT CONTRACTORS AND SUBCONTRACTORS), WHICH, AMONG OTHER THINGS, REQUIRES AFFIRMATIVE ACTION FOR AND PROHIBITS DISCRIMINATION AGAINST INDIVIDUALS BY REASON OF RACE AND SEX;

IX. THE VIETNAM-ERA VETERAN'S READJUSTMENT ASSISTANCE ACT OF 1974 (APPLICABLE TO FEDERAL GOVERNMENT CONTRACTS AND SUBCONTRACTORS), WHICH, AMONG OTHER THINGS, REQUIRES AFFIRMATIVE ACTION FOR AND PROHIBITS DISCRIMINATION AGAINST INDIVIDUALS BY REASON OF THEIR STATUS AS A VETERAN OR A DISABLED VETERAN;

X. THE REHABILITATION ACT OF 1973 (APPLICABLE TO FEDERAL GOVERNMENT CONTRACTS AND SUBCONTRACTORS), WHICH, AMONG OTHER THINGS, REQUIRES AFFIRMATIVE ACTION FOR AND PROHIBITS DISCRIMINATION AGAINST INDIVIDUALS BY REASON OF HANDICAP;

XI. THE IMMIGRATION AND NATIONALITY ACT, AS AMENDED, WHICH, AMONG OTHER THINGS, PROHIBITS DISCRIMINATION AGAINST EMPLOYEES BECAUSE OF NATIONAL ORIGIN OR CITIZENSHIP IN HIRING, RECRUITMENT, REFERRAL OR DISCHARGE;

XII. THE UNIFORM SERVICES EMPLOYMENT AND REEMPLOYMENT RIGHTS ACT OF 1994, WHICH, AMONG OTHER THINGS, PROHIBITS DISCRIMINATION ON ACCOUNT OF A PERSON'S SERVICE IN THE UNIFORMED SERVICES OF THE UNITED STATES OR ANY STATE;

XIII. THE NEW JERSEY LAW AGAINST DISCRIMINATION, THE NEW JERSEY CONSCIENTIOUS EMPLOYEE PROTECTION ACT, THE NEW JERSEY FAMILY LEAVE ACT, THE NEW JERSEY WORKERS' COMPENSATION ACT, THE NEW JERSEY STATE WAGE AND HOURS LAW, THE NEW JERSEY POLITICAL ACTIVITIES OF EMPLOYEES LAW, THE NEW JERSEY JURY DUTY

         EMPLOYMENT PROTECTION LAW, THE NEW JERSEY LIE DETECTOR TEST LAW, THE NEW JERSEY TOBACCO USE LAW, THE NEW JERSEY GENETIC TESTING LAW; PENNSYLVANIA EQUAL PAY LAW; PENNSYLVANIA WAGE PAYMENT AND COLLECTION LAW; PENNSYLVANIA HUMAN RELATIONS ACT

XIV. ANY FEDERAL, STATE OR LOCAL LAW, RULE, STATUTE, ORDINANCE, REGULATION, EXECUTIVE ORDER OR GUIDELINE, INCLUDING, BUT NOT LIMITED TO, THOSE LAWS SPECIFICALLY DESCRIBED ABOVE;

XV. ANY ORAL OR WRITTEN CONTRACT OF EMPLOYMENT WITH THE EMPLOYER, EXPRESS OR IMPLIED, OR ANY ORAL OR WRITTEN AGREEMENT, EXPRESS OR IMPLIED, PURPORTING TO ESTABLISH TERMS AND CONDITIONS OF EMPLOYMENT OR ADDRESSING TERMINATION OF EMPLOYMENT; AND

XVI. ANY OTHER FEDERAL, STATE OR LOCAL COMMON-LAW CAUSES OF ACTION RELATED TO EMPLOYEE'S EMPLOYMENT WITH THE EMPLOYER OR SEPARATION FROM EMPLOYMENT WITH THE EMPLOYER.

         Employee acknowledges and agrees that this release specifically includes and resolves any and all claims (in addition to these above) for related costs and/or attorneys' fees.

         The Employee further agrees that he has not sustained any disabling personal injury and/or occupational disease during his employment with the Company or due to the separation from that employment and that he has no personal injury and/or occupational disease which has been contributed to, or aggravated by his employment with the Company and/or the separation from that employment.

         Employee acknowledges that he has not heretofore filed any claims against Releasees in a court of law. To the extent Employee has previously other claims, he agrees to take all steps necessary to dismiss that action with prejudice within ten (10) business days of signing this Agreement and agrees that claims raised therein are released and waived by virtue of this Agreement. Employee further agrees that no other person, organization or entity acting on his/her behalf and with her consent shall file such a claim against Releasees.

         Notwithstanding the foregoing, the Employee is not by execution of this Agreement waiving or releasing (a) any claims or rights under this Agreement or
(b) any claims for indemnity or reimbursement that arise in the event a third party action is brought by any person or entity against the Employee in connection with his services as an employee of the Employer.

5. As a material inducement for the Employee to enter into this Agreement, Employer hereby agrees, acknowledges and promises to forego and waive any and all rights it may have to file a claim, action, complaint, controversy, cause of action, lawsuit, charge, complaint, suit, demand or petition ("claim" or "claims") in a court of law against the Employee, the Employee's successors, assigns, agents, and representatives, and all persons acting by, through, under, or in concert with any of them, or any of them (collectively, "Employee Releasees") for any rights, claims or entitlements Employer claims to have against the Employee and/or Employee Releasees, known and/or unknown, choate and/or inchoate, which Employer may now have, own, or hold, or claim to have, own or hold, or which Employer at any time heretofore had, owned or held, or claimed to have, owned, or held, or which Employer at any time may have, own, or hold, or claim to have, own or hold against the Employee and/or Employee Releasees, from the beginning of time to the date of this Agreement, by reason of any claims arising from or related to Employee's employment relationship with the Employer or otherwise, any affiliate of the Employer, and termination of that employment relationship and any matters or allegations or otherwise, including any claims arising from any alleged violation by the Employee of any federal, state or local statutes, regulations, ordinances or common law causes of action in law and in equity (and all associated claims for attorneys' fees).

6. Should Employee file a claim against Releasees with an agency or tribunal other than a court of law which claim arose prior to or on the date Employee signs this Agreement and which claim related in any way to Employee's employment with the Employer, separation from employment with the Employer and/or any matters or allegations, Employee agrees to irrevocably and unconditionally release, acquit, and forever discharge Releasees from any and all liability which may result from that claim (including attorney's fees, costs actually incurred, and liquidated damages), of any nature whatsoever, and will not participate in any recoveries which may result from that claim. This release includes, but is not limited to any claims arising from any alleged violation by Releasees of any federal, state or local statutes, regulations, ordinances or common law causes of action in law and in equity, including but not limited to, these causes of action listed in paragraph 4(i) through 4(xvi).

         Employee acknowledges that he has not heretofore filed any such claims against Releasees. To the extent Employee has previously filed such a claim, he agrees to release, acquit and forever discharge Releasees from any and all liability which may result from that claim, of any nature whatsoever, and will not participate in any recoveries which may result from that claim.


7. Employee agrees that he will not voluntarily assist others in bringing any type of claims against any of the Releasees, involving any matter allegedly occurring and/or occurring in the past up to the date of this Agreement or involving any continuing effects of actions or practices which arose prior to the date of this Agreement, or involving and based upon any claims, which are the subject of this Agreement, unless otherwise required by law or legal process. For and in consideration of the mutual covenants and promises contained herein, during the term of this Agreement, and for a period of five (5) years thereafter, neither Employee nor any family member (defined for this purpose to include his spouse and children) or company, partnership or trust in which Employee (or such family member) owns five (5%) percent or more of its equity or voting interests or for which Employee serves as an employee, agent, officer, director, or partner will:
(i) for the purposes of subparagraphs (ii) or (iii) hereafter, acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights or options to acquire any voting securities of Employer in excess of 14.9% of the Employer's issued and outstanding voting securities; (ii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are interpreted in the proxy rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Employer, or (iii) form, join or in any way participate in a "group" within the meaning of Section 13 (d) (3) of the Securities Exchange Act of 1934 with respect to any voting securities of the Employer for the purpose of seeking to control the management, Board of Directors or policies of the Employer. Further, the parties acknowledge that Employer would not have an adequate remedy at law for money damages in the event that this covenant were not performed in accordance with its terms and therefore Employee agrees that the Employer shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.


8. Employee agrees that he will hereafter keep the specifics of the negotiations concerning this Agreement, the terms of this Agreement itself, and the amounts paid to Employee under the terms of this Agreement CONFIDENTIAL, and that he will hereafter disclose any information concerning this Agreement to any persons other than Employee's lawyers and law firm personnel, Employee's lawful spouse, accountants and/or tax advisors. Nothing contained in this Agreement shall be deemed to restrict or prohibit Employee from responding to or complying with any lawful subpoena or process of law. The Employee agrees to notify and authorizes his/her attorney to notify the Employer in writing within five (5) business days of their receipt of any subpoena, process of law or other request seeking to discover a copy of this Agreement and will permit the Employer, alone or through its designated representative, to review and investigate and, if necessary, quash such subpoena or document request prior to any production mandated by such document.


9. Employee acknowledges and agrees that his employment with the Employer has ended and that this Agreement is considered to the notice required under 2 (B) of the Employment Contract that the Employment Contract will not be renewed by the Employer. However, the Employee agrees to make himself reasonably available until the end of the Employment Contract term by telephone and in the case of urgent circumstances, in person, to assist the Employer as reasonably requested by Employer. Any reasonable documented expenses incurred by the Employee shall be paid by the Employer. The

Employee recognizes that certain litigation matters and administrative claims are pending as to which his testimony or assistance in defending such litigation/claims may be required in the future. Employee further agrees that he is waiving any claim that he may have to reinstatement with the Employer under any statutory or common law cause of action. The Parties agree that each shall not defame, disparage, slander, libel each other or any of the Releasees or the Employee Releasees. The Employee agrees that the Employer will only be held responsible under this provision for the statements and or actions of its managerial level employees, legal representatives, officers and members of the Board of Directors.

10. This Agreement shall not in any way be construed as an admission by the Employer of any acts of wrongdoing whatsoever against Employee or any other person, and the Employer specifically disclaims any liability to the Employee or any other person, on the part of itself, its affiliates, its officers, employees, agents or parents.

11. Employee represents that he has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any claim or any portion of this Agreement. This Agreement shall not in any way be construed as an admission by Employee of any acts of wrongdoing whatsoever against Employer or any other person, and the Employee specifically disclaims any liability to the Employer or any other person, on the part of himself and his representatives.

12. Employee represents and acknowledges that in executing this Agreement he does not rely, and has not relied, upon any representation or statement made by the Employer, or any of the Releasees or their agents, representatives or attorneys with regard to the subject matter, basis, content or effect of this Agreement or otherwise.

13. If a proven breach of the promises in this Agreement is demonstrated by one of the parties, the breaching party agrees to pay the reasonable attorney's fees and expenses incurred by the non-breaching party as a result of such breach.

14. Employee acknowledges that prior to the execution of this Agreement, he was advised separately, in writing through a letter to seek the advice and counsel of an attorney regarding the contents of this Agreement. The Employee acknowledges that he has entered into this Agreement knowingly, voluntarily and of his own free will.

15. Employee acknowledges that he has been given at least twenty-one (21) days in which to consider the terms of this Agreement. To the extent Employee wishes to execute this Agreement prior to the conclusion of the twenty-one (21) day period, Employee acknowledges that he will only do so in a knowing and voluntary manner and of his own free will.

16. Employee acknowledges that for a period of seven (7) days following the execution of this Agreement, he may revoke the Agreement and the Agreement shall not become effective or enforceable until the revocation period has expired ("Effective Date"). The parties agree that any changes to this Agreement, material or immaterial, will not restart the running of the twenty-one (21) day period referred to above. If Employee revokes this Agreement, it shall be null and void and the obligations or entitlements of both parties under this Agreement shall be eliminated.

17. This Agreement shall be binding upon Employee and upon his heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of The Employer and any of the Releasees and each of them, and to their successors and assigns.

18. This Agreement is made and entered into in the State of New Jersey and shall in all respects be interpreted, enforced and governed under the laws of said State without regard to its choice of law provisions, as well as the laws of the United States of America. The language of all parts of this Agreement shall in all cases be construed as a whole and according to its fair meaning.

19. Should any word, phrase, sentence, paragraph, clause or provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provision shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

20. As used in this Agreement, the singular or plural shall be deemed to include the other whenever the context so indicates or requires. Similarly, references to the male or female gender shall be deemed to include, supplant or replace the other whenever the context so indicates or requires.

21. This Agreement sets forth the entire Agreement among the Parties hereto, and fully supersedes any and all prior Agreements or understandings between the parties hereto pertaining to the subject matter hereof. This Agreement may not be modified except in writing signed by both parties.

22. The failure of either the Employer or Employee to require the performance of any term or obligation of this Agreement or the waiver by either The Employer or Employee of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation and shall not be deemed a waiver of any subsequent breach. No modification or waiver of any provision of this Agreement shall be effective unless in writing and signed by the Employer and Employee.

23. This Agreement may be executed through the use of separate signature pages in multiple originals and in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement, binding on all parties, notwithstanding that all parties are not signatories to the same counterpart. The parties shall exchange original signed Agreements as soon as practicable following delivery and execution as aforesaid.

24. All notices, requests, demands or other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand, mailed within the continental United States by certified or registered mail, postage prepaid, return receipt requested, or by a reputable overnight courier such as federal express, addressed to the party to whom the notice is directed at the "Notice Address" of such party. The Notice Address of each party is:


         If to Employer:   Aquis Communications Group, Inc.
                           1719A Route 10
                           Suite 300
                           Parsippany, New Jersey 07054

         with a copy to:   Buchanan Ingersoll, P.C.
                           268 Main Street, Suite 201
                           Buffalo New York, 14202
                           Attn:  Ginger D. Schroder

                           AND

                           Buchanan Ingersoll, P.C.
                           One Oxford Centre, 20th Floor

                           301 Grant Street
                           Pittsburgh, PA 15219-1410
                           Attn:  Bryan Lawrence

         If to Employee:   Nick T. Catania
                           3200 S. StoneGate Circle #204
                           New Berlin, WI 53151

         with a copy to:   Steven D. Buck
                           One Glenhardie Corporate Center
                           1275 Drummers Lane
                           P.O. Box 236
                           Wayne, PA 19087

                 PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES
                    A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS

                                        AQUIS COMMUNICATIONS GROUP, INC.

Date:    SEPTEMBER 26, 2000             By: /s/ JOHN B. FRIELING
         ---------------------------       -----------------------------

                                        Title: CHIEF EXECUTIVE OFFICER

Date:    SEPTEMBER 26, 2000             By: /s/ NICK T. CATANIA
         ------------------                -----------------------------
                                                 Nick T. Catania